EIGHTH AMENDMENT TO LOAN AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (this “Eighth Amendment”) is made and entered into as of July 30, 2026, by and between CBIZ BENEFITS & INSURANCE SERVICES, INC., a Missouri corporation (the “Borrower”), and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Lender”).
Recitals:
A.    The Borrower and the Lender are parties to that certain Loan Agreement dated as of August 16, 2018, as amended by that certain First Amendment to Loan Agreement dated as of August 8, 2019, as further amended by that certain Second Amendment to Loan Agreement dated as of August 6, 2020, as further amended by that certain Third Amendment to Loan Agreement dated as of August 5, 2021, as further amended by that certain Fourth Amendment to Loan Agreement dated as of August 1, 2022, as further amended by that certain Fifth Amendment to Loan Agreement dated as of August 3, 2023, as further amended by that certain Sixth Amendment to Loan Agreement dated as of August 1, 2024, and as further amended by that certain Seventh Amendment to Loan Agreement dated as of July 31, 2025 (the “Loan Agreement”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to advance Revolving Loans (as this and other capitalized terms used herein but not otherwise defined herein are defined in the Loan Agreement).
B.    Principal and all accrued interest under the Revolving Loans are due and payable in full on July 30, 2026.
C.     The Borrower has requested that the Lender agree to (i) extend the Revolving Availability Termination Date under the Loan Agreement for three hundred sixty-four (364) days and (ii) amend and modify certain other terms and covenants in the Loan Agreement.

D.    Subject to the terms and conditions of this Eighth Amendment, the Lender has agreed to such request.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower and the Lender hereby agree as follows:
1.    Amendments to Section 1.01. The definitions of “Commitment”, “Revolving Availability”, “Revolving Availability Termination Date”, “Syndicated Credit Agreement”, “TM Services Agreement”, and “Total Outstanding Amount” in Section 1.01, “Defined Terms”, of the Loan Agreement are hereby amended and restated to recite as follows:
(a)    “Commitment” means the commitments of the Lender to make two (2) separate Revolving Loans, the first in the amount up to $10,000,000 (“Revolving Loan A”) and the second in the amount up to $10,000,000 (“Revolving Loan B”), each pursuant to Section 2.02 hereunder.
(b)    “Revolving Availability” means on any date an amount equal to the amount of the Commitment in respect of Revolving Loan A and Revolving Loan B, as the case may be, on such date minus the respective Total Outstanding Amount for such Loans on such date.
(c)    “Revolving Availability Termination Date” means the earliest to occur of (i) July 30, 2027, (ii) the date on which the Syndicated Credit Agreement is terminated, and (iii) the date on which the Lender ceases to be a “Lender” under the Syndicated Credit Agreement.
(d)    “Syndicated Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of November 1, 2024, among CBIZ Operations, Inc., CBIZ,

Inc., the Lenders party thereto, and Bank of America, N.A., as Agent, Issuing Bank, and Swing Line Bank, as amended, modified, supplemented, restated or replaced from time to time.
(d)    “TM Services Agreement” means, collectively, the Authorization and Agreement for Treasury Management Services executed and delivered by the Borrower dated August 16, 2018, as amended, modified, supplemented, restated and/or replaced from time to time, and any other similar agreements signed by the Borrower from time to time.
(e)    “Total Outstanding Amount” means, at any date, as to each of Revolving Loan A and Revolving Loan B, the sum of the aggregate outstanding principal amount of such Revolving Loan at such date.
2.    Additional Definitions. The following defined terms are hereby added to Section 1.01, “Defined Terms”, of the Loan Agreement in their correct alphabetical order and shall recite as follows:
    “Revolving Loan A” is defined in the definition of “Commitment”.
    “Revolving Loan B” is defined in the definition of “Commitment”.
3.    Amendment to Section 2.02. Section 2.02, “Manner of Borrowing Loans”, of the Loan Agreement is hereby amended and restated in its entirety to recite as follows:
In accordance with Section 4 of Part IV of the TM Services Agreement, (i) Revolving Loan A shall be advanced at any time that the daily balance in the Borrower’s demand deposit account number xxxx2372 (or such other demand deposit account specified by the Lender from time to time in writing) falls below Zero Dollars ($0.00) and the principal amount of such Revolving Loan A shall be in the amount necessary, rounded to the nearest Dollar, to bring the balance in such demand deposit account to an amount in excess of Zero Dollars ($0.00) and (ii) Revolving Loan B shall be advanced at any time that the daily balance in the Borrower’s demand deposit account number xxxx6572 (or such other demand deposit account specified by the Lender from time to time in writing) falls below Zero Dollars ($0.00) and the principal amount of such Revolving Loan B shall be in the amount necessary, rounded to the nearest Dollar, to bring the balance in such demand deposit account to an amount in excess of Zero Dollars ($0.00); provided, however, in each of clause (i) and (ii) above, the principal amount of such Revolving Loan shall not be less than Five Thousand Dollars ($5,000).
4.    Amendment to Section 2.05. Clause (e) of Section 2.05, “Payment of Principal; Evidence of Debt”, of the Loan Agreement is hereby amended and restated in its entirety to recite as follows:
(e)    One or more of the Revolving Loans shall be evidenced by a promissory note substantially in the form of Exhibit A hereto.
5.    Amendment to Section 2.07. Section 2.07, “Fees”, of the Loan Agreement is hereby amended and restated in its entirety to recite as follows:
The Borrower shall pay to the Lender monthly in advance on the first day of each month, commencing on August 1, 2026, the following fees which shall be deemed fully earned and non-refundable when paid: (a) with respect to Revolving Loan A, a monthly maintenance fee in the amount of Two Hundred Seventy-Five Dollars ($275.00); and (b) with respect to Revolving Loan B, a monthly maintenance fee in the amount of Two Hundred Seventy-Five Dollars ($275.00).

6.    Effective Date; Conditions Precedent. The modifications to the Loan Agreement set forth in Sections 1 through 4, above, shall not be effective unless and until the date on which the Borrower has satisfied all of the following conditions precedent (such date of effectiveness being the “Eighth Amendment Effective Date”):
(A)    The Lender shall have received counterparts of this Eighth Amendment executed by the Borrower.
(B)    On the Eighth Amendment Effective Date and after giving effect to the amendments contained herein (i) there shall exist no Event of Default, and (ii) the representations and warranties of the Borrower under the Loan Agreement, as amended by this Eighth Amendment, shall be true and correct as of the Eighth Amendment Effective Date (except to the extent that any such representation and warranty refers to an earlier date, in which case such representation and warranty is true and correct as of such earlier date), subject only to variances therefrom acceptable to the Lender; and
(C)    The Lender shall have received satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Eighth Amendment have been taken to the Lender’s and its counsel’s satisfaction, and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may request.
7.    Other Loan Documents. Any reference to the Loan Agreement in any of the Loan Documents shall, from and after the Eighth Amendment Effective Date, be deemed to refer to the Loan Agreement, as modified by this Eighth Amendment.
8.    Confirmation of Debt; No Novation. The Borrower hereby affirms all of its liabilities and obligations to the Lender under the Loan Agreement, as modified hereby, and that such liabilities and obligations are owed to the Lender. The Borrower further acknowledges and agrees that as of the date hereof, it has no claims, defenses or set-off rights against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise; and there are no claims, defenses or set-offs to the enforcement by the Lender of the liabilities and obligations of the Borrower to the Lender under the Loan Agreement or any of the Loan Documents. It is the intention of the parties hereto that this Eighth Amendment shall not constitute a termination of the Loan Agreement, nor shall it extinguish the obligations for the payment of the Loans or any obligations and/or any other amounts due under the Loan Agreement or any other Loan Document, or discharge or release the performance of any party under any Loan Document. It is the intention of the parties hereto that nothing herein contained or in the Loan Agreement, as amended hereby, shall be construed as a substitution, novation, release or discharge of (x) any of the Loans or Revolving Loans or other obligations outstanding under the Loan Agreement or (y) any of the obligations outstanding under any other Loan Document, each of which shall remain in full force and effect, except to any extent modified hereby.
9.     Lender’s Expense. The Borrower agrees to reimburse the Lender promptly for its costs and expenses incurred in connection with this Eighth Amendment and the transactions contemplated hereby, including, without limitation, its attorneys’ fees.
10.    No Other Modifications; Same Indebtedness; No Waiver. Except as expressly provided in this Eighth Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. The effectiveness of the Eighth Amendment shall neither operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any Default or Event of Default thereunder. The modifications effected by this Eighth Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Revolving Loans now outstanding, it being the intention of the Borrower and the Lender hereby that the indebtedness owing under the Loan Agreement, as amended by this Eighth Amendment, be and hereby is the same indebtedness as that owing under the Loan Agreement immediately prior to the effectiveness hereof.
11.    Governing Law; Binding Effect. This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.
12.    Counterparts. This Eighth Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have hereunto set their hands as of the date first above written.

CBIZ BENEFITS & INSURANCE SERVICES,
INC.

By:    __________________________________
Name:
Title:

THE HUNTINGTON NATIONAL BANK

                        By:
                    Name:
                    Title: